[JR] James E. Raftery, CPA, PC
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     606 N. Stapley Drive                                         (480) 835-1040
     Mesa, Arizona  85203                                     FAX (480) 835-8832




February 25, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

I have read the statements made by AZCO Mining, Inc. (copy attached), which I understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated February 25, 2004. I agree with the statements concerning my Firm in such Form 8-K.



Very truly yours,

/s/ James E. Raftery

James E. Raftery, CPA PC




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